EXHIBIT 32.2
CERTIFICATION OF CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K/A of Rithm Capital Corp. (the “Company”) for the annual period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nicola Santoro, Jr., as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2024	/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer